Exhibit (a)(1)(D)

INSTRUCTIONS TO NOTICE OF WITHDRAWAL OF ELECTION FORM
If you previously elected to accept the offer by GROVE COLLABORATIVE HOLDINGS, INC. (“Grove”) to exchange some or all of your outstanding Eligible Options for New RSUs, subject to the terms and conditions of the Offer to Exchange Eligible Options for New Restricted Stock Units, dated September 26, 2022 (the “Exchange Offer”), and you would like to change your election and withdraw the tender of any of your Eligible Options for exchange, you must complete and sign this Notice of Withdrawal of Election Form (this “Notice of Withdrawal”) and return it to Grove before 6:00 p.m., Pacific Time, on October 21, 2022. Once you have completed and signed this Notice of Withdrawal, please return it to Grove by the following means:
Return via email (by PDF or similar imaged document file) to: 2022-tender-offer@grove.co
Your tendered Eligible Options will not be considered withdrawn from the Exchange Offer until we receive your properly completed and signed Notice of Withdrawal. If you miss the deadline to submit the Notice of Withdrawal but remain an Eligible Holder, any previously tendered Eligible Options will be cancelled pursuant to the Exchange Offer in exchange for the grant of New RSUs. In addition, any Grove Earnout Shares associated with such tendered Eligible Options will be forfeited by you, as described in the Exchange Offer. You must sign the Notice of Withdrawal using the same name that appears on the Election Form you previously submitted. If your signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity for you, the signer’s full title and proper evidence of the authority of that person to act in that capacity must be identified on this Notice of Withdrawal.
You should receive a confirmation of receipt within three (3) business days after submitting your Notice of Withdrawal. If you have not received a confirmation of receipt before October 27, 2022, please contact us promptly via email at 2022-tender-offer@grove.co to confirm that we received your Notice of Withdrawal.
DO NOT COMPLETE AND RETURN THIS NOTICE OF WITHDRAWAL UNLESS YOU WISH TO WITHDRAW A PREVIOUS TENDER OF ELIGIBLE OPTIONS FOR EXCHANGE PURSUANT TO THE EXCHANGE OFFER.

GROVE COLLABORATIVE HOLDINGS, INC.
1301 SANSOME STREET
SAN FRANCISCO, CA 94111
NOTICE OF WITHDRAWAL OF ELECTION FORM
Return via email (by PDF or similar imaged document file) to: 2022-tender-offer@grove.co
I previously received from Grove the Offer to Exchange Eligible Options for New RSUs, dated September 26, 2022, and the Election Form. I signed and returned the Election Form, in which I elected to tender some or all of my Eligible Options in exchange for New RSUs. By submitting this Notice of Withdrawal of Election Form (this “Notice of Withdrawal”), I am revoking that election and hereby withdraw from the Exchange Offer with respect to the Eligible Options and associated Grove Earnout Shares listed below:

Eligible Options		Withdrawal of election to tender Eligible Option for New RSU(s)
Grant Number	Grant Date
☐ Revoke election
☐ Revoke election
☐ Revoke election
☐ Revoke election
☐ Revoke election
☐ Revoke election
☐ Revoke election
I understand that, by signing this Notice of Withdrawal and delivering it to Grove, I withdraw my acceptance of the Exchange Offer with respect to the Eligible Options listed above. By rejecting the Exchange Offer with respect to the Eligible Options listed above, I understand that such Eligible Options will not be cancelled in exchange for the grant of New RSUs, and I will retain these Eligible Options subject to their existing exercise price, term, vesting schedule and other terms and conditions. I agree that Grove has made no representations or warranties to me regarding my rejection of the Exchange Offer. The withdrawal of the Eligible Options listed above is at my sole and exclusive discretion. I agree that Grove will not be liable for any costs, taxes, losses or damages I may incur as a result of my decision to withdraw the Eligible Options listed above.
By signing below, I hereby revoke my prior election to tender the Eligible Options listed above.

(Signature)

(Print Name)

(Date)